UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 2, 2014

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Schwabero joins Brunswick Board of Directors

On December 2, 2014, the Board of Directors ("Board") of Brunswick Corporation ("Brunswick") elected Mark D. Schwabero to the Board of Directors, effective December 2, 2014.

Mr. Schwabero will not receive any additional compensation for his service on the Board and his compensation will remain as described in Brunswick's most recent proxy statement filed with the Securities and Exchange Commission ("SEC") on March 27, 2014, as supplemented by the Current Report on Form 8-K filed with the SEC by Brunswick on May 8, 2014. Aside from his employment with Brunswick, there are no transactions or relationships between Brunswick and Mr. Schwabero and therefore nothing that is required to be disclosed pursuant to Item 404 of Regulation S-K.

The news release announcing the election of Mr. Schwabero to the Brunswick Board of Directors is included as Exhibit 99.1 to this Current Report on Form 8-K.

Amendment to Terms and Conditions of Employment for Executive Officers

On December 2, 2014, the Board of Brunswick approved an amendment (the "Amendment") to the Terms and Conditions of Employment ("Terms and Conditions") between Brunswick and each executive officer, including each Named Executive Officer. The Amendment removed the provision in the Terms and Conditions stating that the term of the Terms and Conditions shall automatically terminate upon the executive officer's attainment of age 65. No other changes were made to the Terms and Conditions.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.                    Description of Exhibit

99.1	News Release, dated December 4, 2014 of Brunswick Corporation, announcing the election of Mark D. Schwabero to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: December 4, 2014	By:	/s/ CHRISTOPHER F. DEKKER
Christopher F. Dekker
Vice President, General Counsel & Secretary

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1	News Release, dated December 4, 2014, of Brunswick Corporation, announcing the election of Mark D. Schwabero to the Board of Directors.